Exhibit 99.1

REPORTS RESULTS FOR FIRST QUARTER ENDED MARCH 31, 2008
Company continues to maintain a strong balance sheet and diversified income stream despite unfavorable market conditions

BOCA RATON, FL, May 16, 2008 - vFinance, Inc. (OTCBB: VFIN) (“vFinance”), a financial services company specializing in growth opportunities, reported its earnings for the quarter ended March 31, 2008, after the close of business yesterday.

Revenues for the quarter ended March 31, 2008 were $11,568,300, compared to $12,040,200 for the same period in 2007, a decrease of $471,900, or 4%. The decrease was primarily a result of unfavorable market conditions, which caused a decrease of 16% in trading revenues compared to the same period in 2007. Additionally, investment banking revenues were off 36% due to a substantial transaction occurring in the first quarter of 2007 and the recognition of unrealized losses on securities received as compensation for investment banking services totaling approximately $358,900 during the first quarter of 2008. Due to the addition of new brokers, this decline in revenue was offset by retail commissions and other brokerage related income which combined reflects an increase of 5% over the first quarter of 2007. Moreover, consulting fees and income generated by other investment banking advisory projects and activities increased as compared to the three months ended March 31, 2007, which had minimal activity.

vFinance’s liquid assets totaling $5,181,400 as of March 31, 2008, comprised of cash and cash equivalents of $4,686,700 and marketable securities of $494,700, is approximately $1,541,600 lower than its liquid assets as of December 31, 2007. vFinance’s cash used by operating activities totaled $711,300 in the first quarter of 2008 as compared to cash provided by operating activities of $1,128,900 in the same quarter in 2007. This cash use was comprised primarily of an increase in net operating loss in the first quarter of 2008 and combined with a decrease in accrued liabilities of $1,498,000, which consisted of commissions, compensation, and payments of $475,000 in settlements accrued as of December 31, 2007. Continuing to build out the company’s infrastructure for further growth and invest in long term opportunities, in the quarter ended March 31, 2008, vFinance purchased $53,000 in property and equipment. vFinance has no long term debt other than its capital lease obligations.

vFinance reported a net loss of ($620,300) for the quarter ended March 31, 2008, or ($0.01) per share, compared to a profit of $58,800, in the same quarter last year. The loss was primarily due to non-cash expenses totaling $445,200 representing depreciation expense of $118,000, amortization of intangibles of $207,000 and non-cash stock compensation of $120,200 from expensing stock options under SFAS No. 123R. This net loss also included non-cash unrealized losses of $358,900 on positions received as compensation for investment banking transactions and costs deemed non-recurring in nature of $319,500 for arbitrations and settlements and associated legal expenses, as well as legal expenses related to the previously announced merger of vFinance with National Holdings Corporation (OTCBB: NHLD) (“National”). Due to the mix of business having a generally higher payout percentage, vFinance incurred increased commissions. As a result of a subtenant default in one of vFinance’s leased offices, occupancy and equipment costs increased.

“This quarter reflects how we were able to manage our results in an unfavorable market environment, resolve and pay for outstanding arbitrations and settlements and continue to benefit from the managed expansion arising from our business development and recruiting efforts,” noted Leonard Sokolow, Chairman and CEO, vFinance, Inc. “Overall, we are pleased with our operating results taking into account our adjusted EBITDA loss of $173,202 for this quarter, which includes non-cash unrealized losses of $358,900 and non-recurring costs of $319,500. We are looking forward to improved market conditions and to the completion of our previously announced merger with National Holdings Corporation.”

Alan Levin, CFO, vFinance, Inc., stated, “The first quarter of this year showed that because of our diverse revenue base we can continue to support our business despite market uncertainties. Cost controls and a strong balance sheet enabled us to manage our operations notwithstanding the business volatility exhibited in this quarter.”

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense is a key metric vFinance uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended. vFinance considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to fund capital expenditures, repurchase shares, fund other corporate investing and financing activities, and to service debt when it exists. EBITDA, as adjusted, eliminates the non-cash effect of depreciation and amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

The following table presents an approximated reconciliation of EBITDA, as adjusted, to net income as reported.

	For the three Months ended
	March 31,
	2008	2007

Net Income (Loss)	$(620,300)	$58,800

Interest (Income) expenses, net	(2)	(4)

Depreciation & Amortizations of Intangibles	324,900	318,400

Earnings before interest, taxes,depreciation and amortization (EBITDA)	(295,402)	377,196

Stock based compensation	122,200	113,004

Adjusted EBITDA	$(173,202)	$490,200

As previously announced, vFinance and National have entered into a definitive agreement to merge. vFinance and National announced on May 12, 2008, that the approvals by the Financial Industry Regulatory Authority (“FINRA”) have been received, the Form S-4 Registration Statement filed by National was declared effective by the SEC on May 9, 2008 and vFinance’s stockholder meeting to approve the merger has been scheduled for June 13, 2008.  Additionally, the $3.0 million private placement by National has been completed, as required by conditions to close the previously announced merger.

About vFinance, Inc.

vFinance, Inc. is a financial services company that specializes in high growth opportunities. vFinance’s three principal lines of business are offering full service retail brokerage; providing investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies; and trading securities, including making markets in over 3,500 micro and small-cap stocks and providing liquidity in the United States Treasury marketplace. In addition to vFinance’s core business, it offers information services on its website. vFinance Investments, Inc. and EquityStation, Inc., both subsidiaries of vFinance, are broker-dealers registered with the SEC, members of FINRA and the Securities Investor Protection Corporation. vFinance Investments, Inc. is also a member of the National Futures Association. For more information about vFinance, please visit its website at www.vfinance.com.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning internal operations, marketing, management's plans, objectives and strategies, and management's assessment of market factors and conditions, constitute forward-looking statements. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitations, the volatility of domestic and international financial, bond and stock markets, intense competition, extensive governmental regulation, litigation, substantial fluctuations in the volume and price level of securities and other risks as detailed in the Company's filings with the Securities and Exchange Commission. vFinance, Inc. assumes no obligation to update any forward-looking information in this press release.

CONTACT:

vFinance, Inc.
Sue Yap
Marketing Director
Tel: 561-981-1077
Fax: 561-503-4176
syap@vfinance.com
www.vfinance.com

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS ENDED MARCH 31, 2008 AND 2007
FOLLOW

vFINANCE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS ENDED MARCH 31, 2008 AND 2007

(In thousands, except per share data)

	Three Months Ended March 31,
	2008	2007 (Restated and Revised)
Revenues:
Commissions - agency	$5,949.4	$5,629.2
Trading profits	3,039.3	3,596.3
Success fees	1,033.7	1,619.2
Other brokerage related income	1,178.1	1,152.9
Consulting fees	140.8	18.5
Other	227.0	24.1

Total revenues	11,568.3	12,040.2

Compensation, commissions and benefits	9,890.9	9,662.6
Clearing and transaction costs	1,000.7	1,104.1
General and administrative costs	681.4	656.7
Occupancy and equipment costs	305.0	240.7
Depreciation and amortization	324.9	318.4

Total operating costs	12,202.9	11,982.5

Income (loss) from operations	(634.6)	57.7

Other income (expenses):
Interest income	19.3	14.6
Interest expense	(21.0)	(18.3)
Dividend income	1.2	3.4
Other income, net	14.8	1.4

Total other income, net	14.3	1.1

Income (loss) before income taxes	(620.3)	58.8
Income tax benefit (provision)	-	-

Net income (loss)	$(620.3)	$58.8

Net income (loss) per share: basic	$(0.01)	$0.00

Weighted average number of shares outstanding: basic	55,007.5	54,729.9

Net income (loss) per share: diluted	$(0.01)	$0.00

Weighted average number of shares outstanding: diluted	55,007.5	56,275.1